Exhibit 10.12
SUNCOM WIRELESS HOLDINGS, INC.
DIRECTOR RESTRICTED STOCK AWARD AGREEMENT
     THIS AGREEMENT is made effective as of this            day of                   , 200       by and between SunCom Wireless Holdings, Inc., a Delaware corporation (“SunCom”) (SunCom and its subsidiaries being referred to herein collectively as the “Company”), and                    (the “Director”).
W I T N E S S E T H
     WHEREAS, the Board of Directors of the Company (the “Board”), by action duly taken, has approved an award to the Director consisting of                  shares (the “Shares”) of the Company’s Class A Common Stock (the “Common Stock”), subject to certain vesting and transferability restrictions as set forth herein (the “Restricted Stock Award” or the “Award”) and the terms of the SunCom Wireless Holdings, Inc. Directors’ Stock and Incentive Plan, as amended and restated (the “Plan”); and
     WHEREAS, as a condition of the grant of the Restricted Stock Award, the Director is required to execute this Restricted Stock Award Agreement (this “Agreement”).
     In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:
     1. Grant of Restricted Stock Award; Terms and Conditions of the Plan. Effective as of the date of this Agreement (the “Grant Date”), and subject to all the terms and conditions set forth herein and in the Plan, the Company hereby grants the Director a Restricted Stock Award consisting of                  shares (as defined above, the “Shares”). This Award is granted pursuant to the Plan and is subject in its entirety to the terms of the Plan, the terms of which are incorporated herein, and this Agreement. Unless the context otherwise requires, terms not defined herein shall have the meanings given such terms in the Plan. To the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan will control. All questions of interpretation concerning this Award are determined by the Board. All determinations by the Board will be final and binding upon all persons having or claiming any interest in the Award or the Shares.
     2. Vesting; Effect of Termination of Service.
     (a) The Restricted Stock Award will vest as follows:
                           Shares will vest on                                  , 200     (such period between the Grant Date and the vesting date being referred to as the “Restriction Period”).
     (b) Upon the Director’s termination of service as a member of the Board prior to                                  , 200    ], for any reason, including as a result of death, retirement or disability, the Director will forfeit any remaining interest in the Restricted Stock Award and any corresponding unvested Shares.

     (c) Notwithstanding the vesting date set forth in subsection (a) of this Section 2, in the event of a Change of Control, as defined herein, all unvested Shares will vest immediately. “Change of Control” means any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (A) any person (as defined in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), shall acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 of the 1934 Act) of more than 50% of the voting stock of SunCom; or (B) any sale of all or substantially all of the assets of SunCom; or (C) a proxy contest for the election of directors of SunCom results in the persons constituting the Board of Directors of SunCom immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Board of Directors upon the conclusion of such proxy contest.
     3. Nontransferability. Unless otherwise permissible under the terms of the Plan or this Agreement, the Restricted Stock Award will not be assignable or transferable by the Director other than by will or the laws of descent and distribution. No right or interest of the Director in the Shares or the Restricted Stock Award shall be pledged to or encumbered in favor of any party, or will be subject to any lien, obligation or liability of the Director to any party other than the Company. Any purported assignment or transfer of the Shares or the Restricted Stock Award that is not in accordance with the express terms of this Agreement will be null and void and of no effect whatsoever. The sale of vested Shares may be further restricted due to applicable securities or other laws or pursuant to the Company’s policies, including but not limited to its Insider Trading Policy.
     4. Rights as a Stockholder; No Right to Continued Service; Forfeiture.
     (a) Except as otherwise provided in the Plan or this Agreement, during the Restriction Period, the Director will have all of the rights of a stockholder of the Company with respect to the Restricted Stock Award, including but not limited to the right to vote the Shares subject to the Restricted Stock Award and to have dividends, if any, declared with respect to such Shares, regardless of whether or not the Director has an unrestricted right to retain the Shares subject to the Restricted Stock Award, provided that any dividends declared with respect to the Restricted Stock Award will be withheld by the Company and paid to the Director, without interest, only when and to the extent the Director vests in the Restricted Stock Award. Such dividends will be paid no later than March 15th of the year following the year in which the corresponding portion of the Award vests. Notwithstanding the foregoing, (i) the Director will not be entitled to delivery of the stock certificate(s) representing unvested Shares subject to the Award (or any dividends thereon) unless and until the Restriction Period with respect to such shares has expired and any Forfeiture Restrictions have lapsed (in which case delivery of such Shares will be made as soon as practicable), (ii) the Company will (or will designate an agent or representative to) retain custody of the stock certificate(s) during the Restriction Period, (iii) the Director may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares during the Restriction Period, and (iv) a breach of any terms and conditions established by the Board regarding the Award will cause a forfeiture of the Award and the underlying Shares related to the Award.
     (b) Nothing in this Agreement will confer upon the Director any right to continue serving on the Board. Except as may be otherwise provided in the Plan, if the service of the Director terminates for any reason and all or any part of an Award has not vested or been earned pursuant to the terms of the Plan and this Agreement, the Award, to the extent not then vested or earned, will be forfeited immediately upon such termination of service and the Director will have no further rights with respect to the Award or any Shares of Common Stock or other benefit related to the Award.

     5. Legends. The Company may at any time place legends referencing any applicable federal or state securities law restrictions on certificates representing the Shares subject to the Restricted Stock Award. The Director will, at the request of the Company, promptly present to the Company any and all certificates representing such Shares that are in the possession of the Director in order to effectuate the provisions of this Section 5.
     6. Transfer Restrictions. The Director agrees that while serving as a Director of the Company (or any successor), the Director will not, directly or indirectly, sell, transfer, assign, pledge, place in trust or otherwise dispose of (collectively, “Transfer”) beneficial ownership of any shares of the Common Stock, including the Shares, whether now owned or subsequently acquired, however acquired (“SunCom Shares”), except as otherwise expressly permitted in this Section. Any such Transfer will be subject to the terms and conditions of any other agreements applicable to any Transfer of SunCom Shares as may be in effect during the term of this Agreement.
     (a) The Director may Transfer SunCom Shares provided the price per share is at least eight dollars (as such amount may be appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations and such similar events) or such lower amount as may be established by the Committee from time to time in its sole discretion.
     (b) The Director may Transfer such SunCom Shares as may be necessary to satisfy any tax obligation arising as a result of the award or vesting of any SunCom Shares or upon the exercise of any option to acquire any SunCom Shares.
     (c) The Director may Transfer SunCom Shares provided the Director has not been a director of or employed by the Company or any of its affiliates for a period of at least 90 days.
     (d) The Director may Transfer any SunCom Shares that have been acquired in an open market acquisition on or after January 1, 2001.
     (e) In the event of a Transfer of the Common Stock by J.P. Morgan Partners (23 A SBIC), LLC, Equity-Linked Investors-II or Private Equity Investors III, L.P., the Director may Transfer an equivalent proportion of SunCom Shares.
Nothing in this Section will be deemed to preclude any Transfer of SunCom Shares either: (i) to members of the Director’s immediate family, or to a trust for the benefit of members of the Director’s immediate family, provided that the family member or trust agrees to continue to be bound by the transfer restrictions set forth in this Section 6; or (ii) to or for the benefit of any charitable organization.
     7. Modification. No change, termination, waiver or modification of this Agreement will be valid unless in writing and signed by all of the parties to this Agreement. However, notwithstanding the preceding sentence, the Board has unilateral authority to amend the Plan and this Agreement (without the Director’s consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules and regulations (including but in no way limited to Code Section 409A and related regulations or other guidance and federal securities laws).
     8. Consent to Jurisdiction. The Director hereby consents to the jurisdiction of any state or federal court located in the county in which the principal executive office of the Company is then located for purposes of the enforcement of this Agreement and waives personal service of any and all process upon him. The Director waives any objection to venue of any action instituted under this Agreement.
     9. Parties to Agreement. This Agreement will be binding on and will operate for the benefit of the Company, its successors and assigns, and the Director and his heirs, estate, personal representatives, successors and assigns.
     10. Notices. All notices, designations, consents, offers or any other communications provided for in this Agreement must be given in writing, personally delivered, or by facsimile transmission with an appropriate written confirmation of receipt, by nationally recognized overnight courier or by U.S. mail. If by mail or overnight courier, notice must be sent with first-class postage prepaid and return receipt requested, in which event it will be deemed to have been given on the date following the date it was so posted. Notice to the Company is to be addressed to its then principal office. Notice to the Director or any transferee is to be addressed to his or its respective address as it appears on the transfer books of the Company, or to such other address as may be designated by the receiving party by notice in writing to the Secretary or Assistant Secretary of the Company.
     11. Counterparts; Further Assurances. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. At any time, and from time to time after executing this Agreement, the Director will execute such additional instruments and take such actions as may be reasonably requested by the Company to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.
     12. No Restriction on Company Action. Nothing contained in this Agreement will be construed to prevent the Company from taking any corporate action that is deemed by the Company to be appropriate or in the Company’s best interests, whether or not such action would have an adverse effect on the Restricted Stock Award. Neither the Director nor any beneficiary thereof, nor any other person, will have any claim against the Company as a result of any such action.
     13. Provisions Severable. If any provision of this Agreement is invalid or unenforceable, it will not affect the other provisions, and this Agreement will remain in effect as though the invalid or unenforceable provisions were omitted. Upon a determination that any term or other provision is invalid or unenforceable, the Company, in accordance with Delaware general corporate law, will in good faith modify this Agreement so as to effect the original intent of the parties as closely as possible.
     14. Captions. Captions herein are for convenience of reference only and will not be considered in construing this Agreement.
     15. Entire Agreement. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award or any related rights, and the Director hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, nonsolicitation agreement, noncompetition agreement, consulting agreement or any other similar agreement between the Director and the Company, including, but not limited to, any restrictive covenants contained in such agreements.

     16. Governing Law. This Agreement is to be governed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws, and in accordance with applicable general laws of the United States.
     17. Right of Offset. Notwithstanding any other provision of the Plan or this Agreement, the Company may reduce the amount of any benefit or payment otherwise payable to the Director or on his behalf by the amount of any obligation the Director has to the Company, and the Director is deemed to have consented to such reduction by entering into this Agreement.
     18. Tax Matters; Withholding.
     (a) The Company has made no warranties or representations to the Director with respect to the tax consequences (including but not limited to income tax consequences) related to the Award or issuance or transfer of Shares pursuant to the Award, and the Director is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Director acknowledges that there may be adverse tax consequences upon acquisition or disposition of the Shares subject to the Award and that the Director has been advised that he should consult with his own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Director also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Director. The Company will have the right to deduct in connection with the Award any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations.
     (b) Within thirty (30) days of the Grant Date, the Director may file an “83(b) election” with the Internal Revenue Service to recognize as income 100% of the Fair Market Value of the Shares as of the Grant Date. The 83(b) election should be sent via certified mail to the Internal Revenue Service. This election is generally irrevocable. The Director must also send a copy of the 83(b) election to the Company’s Human Resources Department in Berwyn, PA (Attention: Manager of Qualified Plans).
19. Forfeiture of Shares and/or Gain from Shares.
     (a) Notwithstanding any other provision of this Agreement, if, at any time during the period of his service on the Board or during the 24-month period following termination of his service on the Board for any reason (regardless of whether such termination was by the Company or the Director, and whether voluntary or involuntary), the Director engages in a Prohibited Activity (as defined herein), then (i) the Award will immediately be terminated and forfeited in its entirety, (ii) any Shares subject to the Award, regardless of whether such Shares are vested or unvested and/or deferred or undeferred, will immediately be forfeited and returned to the Company and the Director will cease to have any rights related thereto and will cease to be recognized as the legal owner of such Shares, and (iii) any Gain (as defined herein) realized by the Director with respect to any Shares subject to the Award will immediately be paid by the Director to the Company.
     (b) For the purposes herein, a “Prohibited Activity” means (i) the Director’s solicitation or assisting any other person in so soliciting, directly or indirectly, in one or a series of transactions, of any customers, suppliers, vendors, or other service providers to or of the Company for the purpose of inducing that customer, supplier, vendor or other service provider to terminate or alter his or its relationship with the Company; (ii) the Director’s inducement, directly or indirectly, in one or a series of transactions, of any employees or service providers to terminate their employment with or service to the Company for the purpose of performing services for, assisting, advising or otherwise supporting any business which is competitive with the business of the Company; (iii) the Director’s violation of any noncompetition restrictions applicable to him; (iv) the Director’s violation of any of the Company’s policies, including, without limitation, the Company’s insider trading policies; (v) the Director’s violation of any material (as determined by the Board) federal, state or other law, rule or regulation; (vi) the Director’s disclosure or misuse of any confidential information or material concerning the Company (except as otherwise required by law or as agreed to by the parties herein); (vii) the Director’s dishonesty, theft or embezzlement in a manner which negatively impacts the Company in any way; (viii) the Director’s refusal or failure to perform his duties for the Company in accordance with applicable legal standards; or (ix) the Director’s engaging in any conduct that could be materially damaging to the Company without a reasonable good faith belief that such conduct was in the best interest of the Company. The Board has sole and absolute discretion to determine if a Prohibited Activity has occurred.
     (c) For the purposes herein, “Gain” means, unless the Board determines otherwise, the greater of the Fair Market Value (as defined in the Plan) of the Shares (or portion thereof) at the time of grant or vesting or the disposition price of such Shares at the time of disposition, multiplied by the number of Shares sold or disposed.
     (d) Notwithstanding the provisions of Section 19(a) herein, the waiver by the Company in any one or more instances of any rights afforded to the Company pursuant to the terms of Section 19(a) herein will not be deemed to constitute a further or continuing waiver of any rights the Company may have pursuant to the terms of this Agreement or the Plan (including but not limited to the rights afforded the Company in Section 19 herein).
     (e) By accepting this Agreement, and without limiting the effect of Section 17 herein, the Director consents to a deduction (to the extent permitted by applicable law) from any amounts the Company may owe the Director from time to time to the extent of the amounts the Director owes the Company pursuant to this Agreement, including but not limited to Section 17 or Section 19 herein. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owed by the Director pursuant to this Agreement, the Director agrees to immediately pay the unpaid balance to the Company.
     20. Gender and Number. Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.
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     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Director has hereunto set his hand, effective as of the day and year first above written.

SUNCOM WIRELESS HOLDINGS, INC.

By: Michael E. Kalogris
Title:	Chief Executive Officer

DIRECTOR
By: